As filed with the Securities and Exchange Commission on January 3, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLY FINANCIAL INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-0572512
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265-2000

(866) 710-4623

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

David J. DeBrunner

200 Renaissance Center

Detroit, Michigan 48265-2000

(866) 710-4623

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Richard A. Drucker

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Guaranteed Notes	(1)	(1)	(1)	(1)
Guarantees of Senior Guaranteed Notes (2)	(1)	(1)	(1)	(1)

(1)	An indeterminate amount of securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).
(2)	No separate consideration will be received for the guarantees of the senior guaranteed notes being registered. In accordance with Rule 457(n), no additional registration fee is payable with respect to the guarantees.

*	Includes certain subsidiaries of Ally Financial Inc. identified on the following page.

TABLE OF ADDITIONAL REGISTRANTS

Name*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Ally US LLC	Delaware	6172	26-0263708
IB Finance Holding Company, LLC	Delaware	6172	20-5704381
GMAC Latin America Holdings LLC	Delaware	6172	20-5418371
GMAC International Holdings B.V.	The Netherlands	6172	98-0523890
GMAC Continental LLC	Delaware	6172	38-1489997

*	The address, including zip code, and telephone number, including area code, of the principal executive offices of each registrant (except for GMAC International Holdings B.V.) is 200 Renaissance Center, P.O. Box 200, Detroit, Michigan 48265; Tel: 313-656-6301.

The address, including zip code, and telephone number, including area code, of the principal executive offices of GMAC International Holdings B.V. is 16 Hogeweg, ‘s-Gravenhage, 2585 JD, The Netherlands; Tel: +31 70 7503100.

PROSPECTUS

ALLY FINANCIAL INC.

SENIOR GUARANTEED NOTES

GUARANTEES OF SENIOR GUARANTEED NOTES

Ally Financial Inc. may sell from time to time senior guaranteed notes in one or more offerings. The senior guaranteed notes will be unconditionally guaranteed by Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC, each a subsidiary of Ally on an unsubordinated basis.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to investors, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution and any applicable underwriting discounts and commissions. The securities offered by this prospectus, unless stated otherwise in the applicable prospectus supplement, will not be listed on any exchange, listing authority or quotation system.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that will describe the method of sale and terms of the related offering. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” beginning on page 3 of this prospectus and contained in our periodic reports filed with the Securities and Exchange Commission, as well as the other information contained or incorporated by reference in this prospectus.

The securities offered by this prospectus will not be savings accounts, deposits or other obligations of any bank and will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 3, 2011

We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates.

References in this prospectus to “the Company,” “we,” “us,” and “our” refer to Ally Financial Inc. and its direct and indirect subsidiaries (including Residential Capital, LLC, or “ResCap”) on a consolidated basis, unless the context otherwise requires, and the term “Ally” refers only to Ally Financial Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Information Incorporated by Reference; Where You Can Find More Information”.

INFORMATION INCORPORATED BY REFERENCE; WHERE YOU CAN FIND MORE INFORMATION

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or a prospectus supplement. We incorporate by reference in this prospectus the documents listed below:

(a)	Annual Report on Form 10-K for the year ended December 31, 2009, portions of which have been updated by the Current Reports on Form 8-K filed on August 6, 2010 and October 13, 2010;

(b)	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2010, June 30, 2010 (as amended by the Quarterly Report on Form 10-Q/A filed on November 15, 2010) and September 30, 2010; and

(c)	Current Reports on Form 8-K filed on January 5, 2010 (two reports and other than with respect to Item 7.01 and Exhibits 99.1 and 99.2 of Item 9.01), January 12, 2010 (two reports), March 9, 2010, April 2, 2010, April 12, 2010, April 16, 2010 (two reports), May 7, 2010, May 11, 2010, May 24, 2010, May 26, 2010, July 16, 2010, August 6, 2010, August 12, 2010, October 13, 2010, October 19, 2010, November 4, 2010, December 27, 2010 and December 30, 2010.

We are also incorporating by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement, except that, unless otherwise indicated, we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K. Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Ally is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports and information statements and other information with the SEC. You may read and copy any document that Ally files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the same documents from the public reference room of the SEC in Washington by paying a fee. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website at http://www.sec.gov for further information on the public reference room. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

You may also obtain a copy of any or all of the documents referred to above that may have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost to you by writing or telephoning us at the following address and telephone number:

Ally Financial Inc.

Attention: Investor Relations

440 South Church Street, 14th Floor

Charlotte, North Carolina 28202

Tel: (866) 710-4623

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference documents containing various forward-looking statements within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995, that are based upon our current expectations and assumptions concerning future events that are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated.

The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of these words or similar expressions is intended to identify forward-looking statements. All statements contained in or incorporated by reference into this prospectus, other than statements of historical fact, including without limitation statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties.

While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially due to numerous important factors that are described in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K and the other documents specifically incorporated by reference herein. See “Information Incorporated by Reference; Where You Can Find More Information”. Many of these risks, uncertainties and assumptions are beyond our control, and may cause our actual results and performance to differ materially from our expectations. Accordingly, you should not place undue reliance on the forward-looking statements contained or incorporated by reference in this prospectus. Such forward-looking statements speak only as of the date on which the statements were made. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law.

SUMMARY

This summary highlights some of the information contained, or incorporated by reference, in this prospectus to help you understand our business and the senior guaranteed notes (the “notes”). It does not contain all of the information that is important to you. You should carefully read this prospectus in its entirety, including the information incorporated by reference into this prospectus, to understand fully the terms of the notes, as well as the other considerations that are important to you in making your investment decision. Each time we offer securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement when making your investment decision. You should pay special attention to the “Risk Factors” beginning on page 3 and incorporated by reference herein and the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page iv.

Our Company

Ally Financial Inc. (formerly GMAC Inc.) is one of the world’s largest automotive financial services companies. Founded in 1919 as a wholly owned subsidiary of General Motors Corporation (currently General Motors Company or GM), Ally is the official preferred source of financing for GM, Chrysler, Saab, Suzuki, Fiat, and Thor Industries vehicles and offers a full suite of automotive financing products and services in key markets around the world. Our other business units include mortgage operations and commercial finance, and our subsidiary, Ally Bank, which offers online retail banking products. Ally also operates as a bank holding company. On December 24, 2008, we became a bank holding company under the Bank Holding Company Act of 1956, as amended.

Our principal executive offices are located at 200 Renaissance Center, Detroit, Michigan 48265, and our telephone number is (866) 710-4623.

The Note Guarantors

The notes will be guaranteed on a joint and several basis by the following subsidiaries of Ally: Ally US LLC (formerly known as GMAC US LLC), IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC. Debt of the note guarantors or of subsidiaries of the note guarantors that is owed to Ally or other subsidiaries of Ally will rank junior to the note guarantees or will be held by a note guarantor.

Each note guarantor is a first-tier wholly owned subsidiary of Ally. A simplified structure chart of Ally and each of the note guarantors is set forth below:

Securities Being Offered

The notes will be unsubordinated unsecured obligations of Ally and will rank equally in right of payment with all of Ally’s existing and future unsubordinated unsecured indebtedness and senior in right of payment to all existing and future indebtedness that by its terms is expressly subordinated to the notes. The notes will be effectively subordinated to all existing and future secured indebtedness of Ally to the extent of the value of the assets securing such indebtedness and structurally subordinated to all existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that are not note guarantors, to the extent of the value of the assets of those subsidiaries.

The notes will be unconditionally guaranteed by Ally US LLC, IB Finance Holding Company, LLC, GMAC Latin America Holdings LLC, GMAC International Holdings B.V. and GMAC Continental LLC, each a subsidiary of Ally (collectively, the “note guarantors”), on an unsubordinated basis (the “note guarantees”). The note guarantees will be unsubordinated unsecured obligations of each note guarantor and will rank equally in right of payment with all of each applicable note guarantor’s existing and future unsubordinated unsecured indebtedness, including each note guarantor’s guarantee of certain outstanding Ally notes, and senior in right of payment to all existing and future indebtedness of the applicable note guarantor that by its terms is expressly subordinated to the applicable note guarantee. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such indebtedness and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor to the extent of the value of the assets of such subsidiaries. See “Description of Notes—Ranking.”

Unless we state otherwise in the applicable prospectus supplement, the notes will not be subject to redemption prior to maturity and there will be no sinking fund for the notes.

Ratio of Earnings to Fixed Charges

Our ratio of earnings to fixed charges for the years ended December 31, 2009, 2008, 2007, 2006 and 2005 were 0.04, 1.52, 0.91, 1.14 and 1.27, respectively. Our ratio of earnings to fixed charges for the nine months ended September 30, 2010 was 1.18. See “Ratio of Earnings to Fixed Charges.”

RISK FACTORS

Your decision whether to acquire the notes will involve risk. The risks described below are intended to highlight risks that are specific to the notes and the related guarantees, but are not the only risks we face. You should be aware of, and carefully consider, the following risk factors, along with all of the risks and other information provided or referred to in this prospectus and the documents incorporated by reference herein, including the discussions in our Annual Report on Form 10-K for the year ended December 31, 2009 (as may be amended or supplemented in subsequent reports on Form 10-K, Form 10-Q or Form 8-K). In addition, other risks that we face are described from time to time in periodic reports that we file with the SEC. If any of the following risks actually occur, the value of the notes could decline, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and our actual results may differ materially from those discussed in these forward-looking statements.

Risks Relating To The Notes

Our substantial level of indebtedness could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the notes, our ability to react to changes in our business and our ability to incur additional indebtedness to fund future needs.

We have a substantial amount of indebtedness, which requires significant interest and principal payments. Our existing and future secured indebtedness will rank effectively senior to the notes offered hereby to the extent of the value of the assets securing such indebtedness. We may incur additional indebtedness from time to time. If we do so, the risks related to our high level of indebtedness could be increased.

Our substantial level of indebtedness could have important consequences to holders of the notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a competitive disadvantage compared to our competitors that have relatively less indebtedness;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•

limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions, research and development and other corporate purposes.

In addition, a breach of any of the restrictions or covenants in our debt agreements could cause a cross-default under other debt agreements. A significant portion of our indebtedness then may become immediately due and payable. We are not certain whether we would have, or be able to obtain, sufficient funds to make these accelerated payments. If any of our indebtedness is accelerated, our assets may not be sufficient to repay in full such indebtedness and our other indebtedness.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes.

Our ability to make scheduled payments of principal and interest or to satisfy our obligations in respect of our indebtedness, to refinance our indebtedness or to fund capital expenditures will depend on our future operating performance. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, on distributions to us from our subsidiaries and required capital levels with respect to certain of our banking and insurance subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. We may not be able to generate sufficient cash flows from operations, or obtain future borrowings in an amount sufficient to enable us to pay our indebtedness, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before maturity. We may not be able to refinance any of our indebtedness when needed on commercially reasonable terms or at all.

Our subsidiaries that are not note guarantors (including subsidiaries of the note guarantors that are not note guarantors) will not guarantee the notes and will not be restricted under the indenture for the notes or the note guarantees. Your right to receive payments on the notes and the note guarantees are effectively subordinated to the indebtedness of our non-guarantor subsidiaries.

Our subsidiaries that are not note guarantors will not guarantee the notes and will not be restricted under the indenture for the notes or the note guarantees. Accordingly, in the event of a bankruptcy or insolvency, the claims of creditors of those non-guarantor subsidiaries would also rank effectively senior to the notes, to the extent of the assets of those subsidiaries. None of the non-guarantor subsidiaries, or any of their respective subsidiaries, has any obligation to pay any amounts due on the notes or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their liabilities, including trade creditors, will generally be entitled to payment of their claims from the assets of those non-guarantor subsidiaries before any assets are made available for distribution to us. The notes and the indenture and the guarantee agreement relating thereto will permit us to sell our interests in (through merger, consolidation or otherwise) the non-guarantor subsidiaries, or sell all or substantially all of the assets of any of the non-guarantor subsidiaries, in each case, without the consent of the holders of the notes in certain circumstances.

Our less than wholly owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements. As a result, we may not be able to access their cash flows to service our debt obligations, including obligations in respect of the notes.

The notes and the note guarantees will be effectively subordinated to our and the note guarantors’ existing and future secured indebtedness which is secured by a lien on certain of our assets or certain assets of the note guarantors.

The notes and the note guarantees will not be secured by any of our assets. As a result, our and the note guarantors’ existing and future secured indebtedness will rank effectively senior to the indebtedness represented by the notes and the note guarantees, to the extent of the value of the assets securing such indebtedness. In the event of any distribution or payment of our or the note guarantors’ assets in any foreclosure, dissolution, winding-up, liquidation or reorganization, or other bankruptcy proceeding, our or the note guarantors’ secured creditors will have a superior claim to their collateral, as applicable. If any of the foregoing occurs, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. The existing and future liabilities of our subsidiaries, excluding those subsidiaries that do guarantee the notes, will be structurally senior to the indebtedness represented by the notes to the extent of the value of the assets of such subsidiaries.

In addition, if we default under any of our existing or future secured indebtedness, the holders of such indebtedness could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we are unable to repay such indebtedness, the holders of such indebtedness could foreclose on the pledged assets to the exclusion of the holders of the notes, even if an event of default exists under the indenture governing the notes at such time. In any such event, because the notes will not be secured by any of our assets, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims in full.

A court could deem the issuance of the notes to be a fraudulent conveyance and void all or a portion of the obligations represented by the notes.

In a bankruptcy proceeding, a trustee, debtor in possession, or someone else acting on behalf of the bankruptcy estate may seek to recover transfers made or void obligations incurred prior to the bankruptcy proceeding on the basis that such transfers and obligations constituted fraudulent conveyances. Fraudulent conveyances are generally defined to include transfers made or obligations incurred for less than reasonably equivalent value or fair consideration when the debtor was insolvent, inadequately capitalized or in similar financial distress or that rendered the debtor insolvent, inadequately capitalized or unable to pay its debts as they become due, or transfers made or obligations incurred with the intent of hindering, delaying or defrauding current or future creditors. A trustee or such other parties may recover such transfers and avoid such obligations made within two years prior to the commencement of a bankruptcy proceeding. Furthermore, under certain circumstances, creditors may generally recover transfers or void obligations outside of bankruptcy under applicable fraudulent transfer laws, within the applicable limitation period, which are typically longer than two years. In bankruptcy, a representative of the estate may also assert such claims. If a court were to find that Ally issued the notes under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under the notes. In addition, under such circumstances, the value of any consideration holders received with respect to the notes could also be subject to recovery from such holders and possibly from subsequent transferees.

Therefore, a note could be voided, or claims in respect of a note could be subordinated to all other debts of Ally, if Ally at the time it incurred the indebtedness evidenced by the notes received less than reasonably equivalent value or fair consideration for the issuance of the notes, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which Ally’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than all of its assets at fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

We cannot assure you as to what standard a court would apply in determining whether Ally would be considered to be insolvent. If a court determined that Ally was insolvent after giving effect to the issuance of the new securities, it could void the notes, or potentially impose other forms of damages.

With respect to certain actions under the indenture governing the notes, holders of the notes will vote together as a single class with holders of all other debt securities issued under the indenture governing the notes that are adversely affected by such actions; therefore the voting interest of a holder of notes under the indenture with respect to such actions will be diluted.

For purposes of the indenture governing the notes, the notes offered hereby and all other debt securities issued thereunder will generally constitute a single class of debt securities. Therefore, any action under the indenture governing the notes other than those actions affecting only the notes will require the consent of the holders of not less than 66 2/3% in aggregate principal amount of the debt securities issued thereunder that are affected thereby. See “Description of Notes—Modification of the Indenture.” Consequently, any action requiring the consent of holders of the notes under the indenture governing the notes may also require the consent of holders of a significant portion of the remaining debt securities issued thereunder, and the individual voting interest of each holder of the notes may be accordingly diluted with respect to such actions. In addition, holders of debt securities could vote in favor of certain actions under the indenture that holders of the notes vote against, and the requisite consent to such action could be received nonetheless. We also may, from time to time, issue additional debt securities under the indenture governing the notes which could further dilute the individual voting interest of each holder of the notes with respect to such actions.

In the event that a bankruptcy court orders the substantive consolidation of any of the note guarantors with Ally or any of its other subsidiaries, payments on the notes could be delayed or reduced.

We believe that Ally and the note guarantors have observed and will observe certain corporate and other formalities and operating procedures that are generally recognized requirements for maintaining the separate existence of the note guarantors and that the assets and liabilities of the note guarantors can be readily identified as distinct from those of Ally and its other subsidiaries. However, we cannot assure you that a bankruptcy court would agree in the event that Ally or any of its subsidiaries becomes a debtor under the United States Bankruptcy Code. If a bankruptcy court so orders the substantive consolidation of the note guarantors with Ally or any of its other subsidiaries, noteholders should expect payments on the notes to be delayed and/or reduced.

Risks Relating To The Note Guarantees

Because each note guarantor’s liability under the note guarantees may be reduced, voided or released under certain circumstances, you may not receive any payments from some or all of the note guarantors.

The holders of the notes will have the benefit of the guarantees of the note guarantors. However, the guarantees by the note guarantors are limited to the maximum amount that the note guarantors are permitted to guarantee under applicable law. As a result, a note guarantor’s liability under its note guarantee could be reduced depending on the amount of other obligations of such note guarantor. Further, under the circumstances discussed below, a court under Federal or applicable fraudulent conveyance and transfer statutes could void the obligations under a note guarantee or further subordinate it to all other obligations of the note guarantor. In addition, the holders of the notes will lose the benefit of a particular note guarantee if it is released under certain circumstances described under “Description of Notes—Note Guarantees.”

A court could deem the note guarantees a fraudulent conveyance and void all or a portion of the obligations of the note guarantors.

If a court were to find that any of the note guarantors issued the note guarantees under circumstances constituting a fraudulent conveyance, the court could void all or a portion of the obligations under such note guarantee and, if payment had already been made under the relevant note guarantee, require that the recipient return the payment to the relevant note guarantor.

A note guarantee could be voided, or claims in respect of a note guarantee could be subordinated to all other debts of the applicable note guarantor if the note guarantor at the time it incurred the obligation evidenced by the note guarantee received less than reasonably equivalent value or fair consideration for the issuance of the note guarantee, and:

•	was insolvent or rendered insolvent by reason of such issuance or incurrence;

•	was engaged in a business or transaction for which such applicable note guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

We cannot assure you as to what standard a court would apply in determining whether a note guarantor would be considered to be insolvent. If a court decided any note guarantee provided by any note guarantor was a fraudulent conveyance and voided such note guarantee, or held it unenforceable for any other reason, you would cease to have any claim in respect of such note guarantor providing such voided note guarantee and would be a creditor solely of Ally as issuer of the notes and the remaining note guarantors.

The guarantee agreement relating to the notes will contain a provision intended to limit each note guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its note guarantee to be a fraudulent transfer. This provision may not be effective to protect the note guarantees from being voided under fraudulent transfer law, or may eliminate the note guarantor’s obligations or reduce the note guarantor’s obligations to an amount that effectively makes the note guarantee worthless. In a recent Florida bankruptcy case, a similar provision was found to be ineffective to protect the note guarantees.

If the note guarantees were legally challenged, any note guarantee could also be subject to the claim that, since the note guarantee was incurred for Ally’s benefit, and only indirectly for the benefit of the applicable note guarantor, the obligations of the applicable note guarantor were incurred for less than fair consideration. A court could thus void the obligations under the note guarantees, subordinate them to the applicable note guarantor’s other debt or take other action detrimental to the holders of the notes.

A court could deem the note guarantee of GMAC International Holdings a fraudulent conveyance or a violation of other laws and void all or a portion of the obligations of GMAC International Holdings under Dutch law.

To the extent that Dutch law applies, a guarantee granted by a legal entity may, under certain circumstances, be nullified by any of its creditors, if (i) the guarantee was granted without an obligation to do so (onverplicht), (ii) the creditor concerned was prejudiced as a consequence of the guarantee and (iii) at the time the guarantee was granted both the legal entity and, unless the guarantee was granted for no consideration (om niet), the beneficiary of the guarantee knew or should have known that one or more of the entities’ creditors (existing or future) would be prejudiced. Also to the extent that Dutch insolvency law applies, a guarantee or security may be nullified by the receiver (curator) on behalf of and for the benefit of all creditors of the insolvent debtor.

In addition, if a Dutch company grants a guarantee and that guarantee is not in the company’s corporate interest, the guarantee may be nullified by the Dutch company, its receiver and its administrator (bewindvoerder) and, as a consequence, not be valid, binding and enforceable against it. In determining whether the granting of such guarantee is in the interest of the relevant company, the Dutch courts would consider the text of the objects clause in the articles of association of the company and whether the company derives certain commercial benefits from the transaction in respect of which the guarantee was granted. In addition, if it is determined that there are no, or insufficient, commercial benefits from the transaction for the company that grants the guarantee, then such company (and any bankruptcy receiver) may contest the enforcement of the guarantee. It remains possible that even where strong financial and commercial interdependence exists, the transaction may be declared void if it appears that the granting of the guarantee cannot serve the realization of the relevant company’s objectives.

If Dutch law applies, a guarantee or security governed by Dutch law may be voided by a court, if the document was executed through undue influence (misbruik van omstandigheden), fraud (bedrog), duress (bedreiging) or mistake (dwaling) of a party to the agreement contained in that document.

In addition, a guarantee issued by a Dutch company may be suspended or voided by the Enterprise Chamber of the Court of Appeal in Amsterdam (Ondernemingskamer van het Gerechtshof te Amsterdam) on the motion of a trade union and of other entities entitled thereto in the articles of association (statuten) of the relevant Dutch company. Likewise, the guarantee or security itself may be upheld by the Enterprise Chamber, yet actual payment under it may be suspended or avoided.

The notes, the indenture and guarantee agreement related thereto contain only limited restrictions on the business and activities of the note guarantors and our ability to sell the equity interests in note guarantors.

The notes, the guarantee agreement and the indenture relating thereto will permit the note guarantors to, among other things, transfer less than substantially all of their assets, pledge their assets or incur indebtedness or other obligations in each case without the consent of the holders of the notes and subject to certain limited exceptions. To the extent that the note guarantors engage in any such transactions, the amount of assets of such note guarantors available to satisfy their obligations under the note guarantees may be reduced or eliminated.

Although we will be required to use the proceeds of any sale, disposal or transfer of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor to reinvest in a note guarantor or a subsidiary of a note guarantor, upon such a sale, the note guarantee of such former subsidiary will be released and it will have no further obligation with respect to the notes.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the notes will be used for general corporate purposes, which could include working capital, retirement of debt and other business purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods presented:

	Nine months ended September 30, 2010 (a)	Year ended December 31,
($ in millions)		2009 (a)	2008 (a)	2007 (a)	2006 (a)	2005 (a)
Ratio of earnings to fixed charges (b)	1.18	0.04	1.52	0.91	1.14	1.27

(a)	During 2009, we committed to sell certain operations of our International Automotive Finance operations, Insurance operations, Mortgage operations, and Commercial Finance Group. We report these businesses separately as discontinued operations in the Consolidated Financial Statements. Refer to Note 2 to the Consolidated Financial Statements for further discussion of our discontinued operations. All reported periods of the calculation of the ratio of earnings to fixed charges exclude discontinued operations.
(b)	The ratio indicates a less than one-to-one coverage for the years ended December 31, 2009 and 2007. Earnings available for fixed charges for the years ended December 31, 2009 and 2007, were inadequate to cover total fixed charges. The deficit amounts for the ratio were $6,938 million and $1,293 million for the years ended December 31, 2009 and 2007, respectively.

DESCRIPTION OF SENIOR GUARANTEED NOTES AND GUARANTEES OF SENIOR GUARANTEED NOTES

The following description of the terms of the senior guaranteed notes and the guarantees of the senior guaranteed notes provides general terms and provisions of the securities to which any prospectus supplement may relate. We will describe in any prospectus supplement the particular terms of the senior guaranteed notes offered and the extent, if any, to which the general provisions apply to the senior guaranteed notes.

General

Ally will issue the notes under the indenture dated as of July 1, 1982 (as amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998, and together with such supplemental indentures, the “Indenture”) among Ally and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Trustee”). The notes will constitute a separate series of notes from those series previously issued under such Indenture. Those terms of the notes that differ from or that are in addition to the terms of the Indenture will be set forth in the resolution or resolutions of the board of directors or the executive committee of Ally authorizing the issuance of the notes. For purposes of amending or modifying the Indenture, the holders of the notes will generally vote as a single class with the holders of debt securities of all other series at the time outstanding under the Indenture (together with the notes, the “Debt Securities”).

The following description is a summary of certain provisions of the Indenture, the notes, and the Guarantee Agreement (as defined below). It does not restate the Indenture, the notes, or the Guarantee Agreement in their entirety and is qualified in its entirety by reference to such documents. You may request copies of the Indenture at Ally’s address set forth under “Information Incorporated by Reference; Where You Can Find More Information”.

The notes will be issued only in fully registered book-entry form without coupons only in minimum denominations of $2,000 principal amount and integral multiples of $1,000 above that amount. The notes will be issued in the form of global notes. Global notes will be registered in the name of a nominee of DTC, New York, New York, as described under “Book-Entry, Delivery and Form of Notes.”

Principal Amount; Maturity and Interest

Unless we state otherwise in the applicable prospectus supplement, the notes will be denominated in U.S. dollars and all payments of principal and interest thereon will be paid in U.S. dollars.

The notes will bear interest at a fixed or floating rate or rates for the period or periods of time specified in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Interest on the notes will accrue from and including the date the notes are issued (the “issue date”) or from and including the most recent interest payment date (whether or not such interest payment date was a business day) for which interest has been paid or provided for to but excluding the relevant interest payment date.

If an interest payment date falls on a day that is not a business day, the interest payment will be postponed to the next succeeding business day, with the same force and effect as if made on the date such payment was due, and no interest will accrue as a result of such delay.

Note Guarantees

Each of Latin America LLC, GMAC International Holdings, Continental LLC, IB Finance and US LLC (each a subsidiary of Ally and each a “note guarantor”) will, pursuant to a guarantee agreement to be dated as of the issue date (the “Guarantee Agreement”) among Ally, each note guarantor and the Trustee, jointly and severally, irrevocably and unconditionally guarantee (the “note guarantees”) on an unsubordinated basis the performance and punctual payment when due, whether at maturity, by acceleration or otherwise, of all payment obligations of Ally in respect of the notes (pursuant to the terms thereof and of the Indenture), whether for payment of (w) principal of, or premium, if any, interest or additional interest on the notes, (x) expenses, (y) indemnification or (z) otherwise (all such obligations guaranteed by such note guarantors being herein called the “guaranteed obligations”).

Each note guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable note guarantor without rendering the note guarantee, as it relates to such note guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors—Risks Relating to the Note Guarantees.”

Each note guarantee will be a continuing guarantee and shall:

(1) subject to the next succeeding paragraph, remain in full force and effect until payment in full of all the guaranteed obligations;

(2) subject to the next succeeding paragraph, be binding upon each such note guarantor and its successors; and

(3) inure to the benefit of and be enforceable by the Trustee and the holders of the notes and their successors, transferees and assigns.

A note guarantee of a note guarantor will be automatically released upon:

(1) the sale, disposition or other transfer (including through merger or consolidation) of a majority of the equity interests (including any sale, disposition or other transfer following which the applicable note guarantor is no longer a subsidiary of Ally), of the applicable note guarantor if such sale, disposition or other transfer is made in compliance with the Indenture; or

(2) the discharge of Ally’s obligations in respect of the notes in accordance with the terms of the Indenture and the notes.

Not all of Ally’s subsidiaries will guarantee the notes. The notes will be effectively subordinated to all debt and other liabilities (including trade payables and lease obligations) of subsidiaries that do not provide note guarantees.

Ranking

The notes will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of Ally, including all Debt Securities, and senior in right of payment to existing and future indebtedness of Ally that by its terms is expressly subordinated to the notes. The notes will be effectively subordinated to any secured indebtedness of Ally to the extent of the value of the assets securing such debt.

The notes will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of subsidiaries of Ally that do not provide note guarantees to the extent of the value of the assets of such subsidiaries.

Each note guarantee will rank equally in right of payment with all existing and future unsubordinated unsecured indebtedness of the applicable note guarantor, and senior in right of payment to existing and future indebtedness of such note guarantor, if any, that by its terms is expressly subordinated to the note guarantee of such note guarantor. Each note guarantee will be effectively subordinated to any secured indebtedness of such note guarantor to the extent of the value of the assets securing such debt and will be structurally subordinated to all of the existing and future indebtedness and other liabilities (including trade payables) of any non-guarantor subsidiaries of such note guarantor.

Redemption

Unless we state otherwise in the applicable prospectus supplement, the notes will not be subject to redemption prior to maturity and there will be no sinking fund for the notes.

Certain Covenants

Limitation on Liens

The Indenture provides that Ally will not pledge or otherwise subject to any lien any of its property or assets unless the notes are secured by such pledge or lien equally and ratably with any and all other obligations and indebtedness secured thereby so long as any such other obligations and indebtedness shall be so secured. This covenant does not apply to:

•

the pledge of any assets to secure any financing by Ally of the exporting of goods to or between, or the marketing thereof in, foreign countries (other than Canada), in connection with which Ally reserves the right, in accordance with customary and established banking practice, to deposit, or otherwise subject to a lien, cash, securities or receivables, for the purpose of securing banking accommodations or as the basis for the issuance of bankers’ acceptances or in aid of other similar borrowing arrangements;

•	the pledge of receivables payable in foreign currencies (other than Canadian dollars) to secure borrowings in foreign countries (other than Canada);

•

any deposit of assets of Ally with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal by Ally from any judgment or decree against it, or in connection with other proceedings in actions at law or in equity by or against Ally;

•

any lien or charge on any property, tangible or intangible, real or personal, existing at the time of acquisition of such property (including acquisition through merger or consolidation) or given to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition thereof for the purpose of financing all or any part of the purchase price thereof; and

•

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien, charge or pledge referred to in the foregoing four clauses of this paragraph; provided, however, that the amount of any and all obligations and indebtedness secured thereby shall not exceed the amount thereof so secured immediately prior to the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the charge or lien so extended, renewed or replaced (plus improvements on such property).

Merger and Consolidation

The Indenture provides that Ally will not merge or consolidate with another corporation or sell or convey all or substantially all of Ally’s assets to another person, firm or corporation unless either Ally is the continuing corporation or the new corporation shall expressly assume the interest and principal (and premium, if any) due under the Debt Securities. In either case, the Indenture provides that neither Ally nor a successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance. Additionally, the Indenture provides that in the case of any such merger or consolidation or sale or conveyance, the successor corporation may continue to issue securities under the Indenture.

The Guarantee Agreement will provide that no note guarantor will merge or consolidate with another corporation or sell or convey all or substantially all of its assets to another person, firm or corporation unless either it is the continuing corporation or the new corporation shall expressly assume the obligation to serve as a note guarantor of Ally’s obligations under the notes. In either case, the Guarantee Agreement will provide that neither the note guarantor nor any successor corporation may be in default of performance immediately after such merger or consolidation or sale or conveyance.

SEC Reports and Reports to Holders

Ally will be required to file with the Trustee within fifteen days after Ally is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Ally may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if Ally is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. In addition, Ally will be required to file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Ally with the conditions and covenants provided for in the Indenture as may be required from time to time by such rules and regulations. Ally has also agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended.

Limitation on Sale of Equity Interests of Note Guarantors

Ally will not be permitted to sell, dispose of or otherwise transfer any of the equity interests of any note guarantor held by Ally in a transaction following which Ally ceases to own a majority of the equity interests of such note guarantor (a “note guarantor equity sale”) unless the net sale proceeds of such note guarantor equity sale are used within five business days following the receipt by Ally of such net sale proceeds from such note guarantor equity sale to make an investment in one or more note guarantors or subsidiaries of note guarantors, including any subsidiary of Ally that becomes a note guarantor or a subsidiary of a note guarantor. For purposes of this description of notes, the term “subsidiary” when used in respect to any person shall include a direct or indirect subsidiary of such person.

Limitation on Liens on Assets of Note Guarantors

The Guarantee Agreement will provide that, so long as the notes remain outstanding, no note guarantor nor any subsidiary of a note guarantor will pledge or otherwise subject to any lien any of its property or assets to secure (a) any debt (as defined below) of Ally or any direct or indirect parent of Ally or ResCap or any subsidiary of ResCap or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt described in the foregoing clause (a), in each case unless the notes are secured by such pledge or lien equally and ratably with such debt so long as any such other debt shall be so secured; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b).

The Guarantee Agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will pledge or otherwise subject to any lien any of its property or assets to secure any debt of ResCap or any subsidiary of ResCap.

“debt” shall mean, with respect to any specified person, any indebtedness of such person: (1) in respect of borrowed money of such person; (2) evidenced by bonds, notes, debentures or similar instruments issued by such person; (3) in respect of letters of credit, banker’s acceptances or other similar instruments issued on account of such person; (4) representing the portion of capital lease obligations (that does not constitute interest expense) and attributable debt in respect of sale leaseback transactions; (5) representing the balance deferred and unpaid of the purchase price of any property or services acquired by or rendered to such person due more than six months after such property is acquired or such services are completed; (6) representing obligations of such person with respect to the redemption, repayment or other repurchase of any preferred stock; and (7) hedging obligations in connection with debt referred to in clauses (1) through (6).

“person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust association, organization or other entity of any kind or nature.

Limitation on Guarantees of Debt

Ally will not permit any of its subsidiaries, other than any note guarantor, to guarantee the payment of (a) any debt of Ally or any direct or indirect parent of Ally or (b) any debt incurred to repay, retire, redeem, refund, refinance, replace, defease, cancel, repurchase or exchange any such debt referred to in clause (a), unless in each case such subsidiary executes and delivers a joinder to the Guarantee Agreement providing for a guarantee by such subsidiary of the notes on an unsubordinated basis; provided, that financings, securitizations and hedging activities conducted by a subsidiary of Ally in the ordinary course of business and not incurred in contemplation of the payment of debt described in clause (a) prior to its stated maturity shall not be deemed to be covered by clause (b). In the event that any subsidiary rendering a guarantee of the notes is released and discharged in full of the guarantee of all such other debt, then the guarantee of the notes shall be automatically and unconditionally released and discharged.

The Guarantee Agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will guarantee the payment of any debt of ResCap or any subsidiary of ResCap.

Limitation on Asset Sales by Note Guarantors

The Guarantee Agreement will provide that no note guarantor, nor any subsidiary of a note guarantor, will make an Asset Sale (as defined below) to Ally or any subsidiary or other affiliate of Ally that is not a note guarantor or a subsidiary of a note guarantor, other than:

•

any Asset Sale on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally (as determined in good faith by such note guarantor or subsidiary or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $250 million, as determined in good faith by the board of directors of Ally, or, if the consideration received in connection with such Asset Sale (or series of related Asset Sales) exceeds $500 million, subject to a customary fairness opinion from an independent accounting, appraisal or investment banking firm of national standing to the effect that (i) the financial terms of such Asset Sale are fair to such note guarantor or subsidiary of such note guarantor, as applicable, from a financial point of view or (ii) the financial terms of such Asset Sale are not less favorable in any material respect to such note guarantor or subsidiary of such note guarantor, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not an affiliate of Ally);

•

any Asset Sale to a note guarantor or to a subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

•	any Asset Sale of the equity interests of a subsidiary of a note guarantor provided that such subsidiary shall become a note guarantor as of the time such Asset Sale occurs;

•

any Asset Sale in connection with financing, securitization and hedging activities conducted by Ally or any subsidiary of Ally in the ordinary course of business on terms not less favorable in any material respect to such note guarantor or subsidiary, as applicable, than those that might reasonably have been obtained in a comparable transaction at such time on an arm’s length basis from a person who is not Ally or a subsidiary or other affiliate of Ally; or

•

any Asset Sale in connection with the disposition of all or substantially all of the assets of any note guarantor in a manner permitted pursuant to the provisions described in the second paragraph above under “—Merger and Consolidation.”

“Asset Sale” means:

(1)	the conveyance, sale, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets of a note guarantor or any of its subsidiaries (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such property or assets) (each referred to in this definition as a “disposition”); or

(2)	the issuance or sale of equity interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent received by applicable law) of any subsidiary of a note guarantor (including, without limitation, any agreement with respect to a transaction that has the effect of conveying or monetizing the value of such equity interests), whether in a single transaction or a series of related transactions, in each case, other than:

(a)	any disposition of property or assets by a note guarantor or subsidiary of a note guarantor or issuance of securities by a subsidiary of a note guarantor to a note guarantor or another subsidiary of a note guarantor (other than to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors);

(b)	any disposition of cash or cash equivalents other than the disposition of any cash or cash equivalents that represent proceeds from the disposition of property or assets or the sale or the issuance or sale of capital stock (collectively, “Subject Assets”), and the disposition of such Subject Assets (if made in lieu of such disposition of cash or cash equivalents) would not otherwise comply with the covenant “Limitation on Asset Sales by Note Guarantors”;

(c)	any disposition of property or assets by any note guarantor or subsidiary of a note guarantor or issuance or sale of equity interests of any subsidiary of a note guarantor which property, assets or equity interests, as applicable, so sold or issued in any transaction or series of related transactions, have an aggregate fair market value (as determined in good faith by such note guarantor or subsidiary) of less than $25 million;

(d)	the granting of any lien permitted by the covenant described above under “—Limitation on Liens on Assets of Note Guarantors”; and

(e)	foreclosure on assets or property.

Limitation on Transactions with Affiliates

The Guarantee Agreement will provide that each note guarantor will not, and will not permit any of its subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or guarantee with, or for the benefit of, any affiliate of Ally involving aggregate consideration in excess of $25 million (each of the foregoing, an “affiliate transaction”), unless: (i) such affiliate transaction is on terms that are not less favorable in any material respect to such note guarantor or the relevant subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by such note guarantor or such subsidiary with an unaffiliated party; and (ii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $250 million, such affiliate transaction is approved by the board of directors of Ally; and (iii) with respect to any affiliate transaction or series of related affiliate transactions involving aggregate consideration in excess of $500 million, Ally must obtain and deliver to the trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to such note guarantor or such subsidiary, as the case may be, from a financial point of view.

The foregoing limitation does not limit, and shall not apply to:

(1)	any disposition permitted under the covenant “—Limitation on Asset Sales by Note Guarantors”;

(2)	the payment of reasonable and customary fees and indemnities to members of the board of directors of Ally or a subsidiary;

(3)	the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of Ally or any subsidiary;

(4)	transactions between or among any note guarantor or subsidiary of a note guarantor and any other note guarantor or any subsidiary of a note guarantor, provided, however that this exception shall not apply to ResCap or any of its subsidiaries if ResCap or such subsidiaries become note guarantors or subsidiaries of note guarantors;

(5)	the issuance of equity interests of any note guarantor otherwise permitted hereunder and capital contributions to any note guarantor;

(6)	any agreement or arrangement as in effect on the issue date of the notes and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the holders of the notes in any material respect; and

(7)	transactions with GM or any of its subsidiaries, or any customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business.

Payments for Consent

Ally will not, and will not permit any of its subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Modification of the Indenture

The Indenture contains provisions permitting Ally and the Trustee to modify or amend the Indenture or any supplemental indenture or the rights of the holders of the Debt Securities issued, with the consent of the holders of not less than 66- 2/3% in aggregate principal amount of the Debt Securities which are affected by such modification or amendment, voting as one class, provided that, without the consent of the holder of each Debt Security so affected, no such modification shall:

•

extend the fixed maturity of any Debt Securities, or reduce the principal amount thereof, or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debt Security so affected; or

•

reduce the aforesaid percentage of Debt Securities, the consent of the holders of which is required for any such modification, without the consent of the holders of all Debt Securities then outstanding under the Indenture.

The Indenture contains provisions permitting Ally and the Trustee to enter into indentures supplemental to the Indenture, without the consent of the holders of the Debt Securities at the time outstanding, for one or more of the following purposes:

•	to evidence the succession of another corporation to Ally, or successive successions, and the assumption by any successor corporation of certain covenants, agreements and obligations;

•

to add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of Debt Securities;

•

to permit or facilitate the issuance of Debt Securities in coupon form, registrable or not registrable as to principal, and to provide for exchangeability of such securities with securities issued thereunder in fully registered form;

•

to cure any ambiguity or to correct or supplement any provision contained therein or in any supplemental indenture which may be defective or inconsistent with any other provision contained therein or in any supplemental indenture; to convey, transfer, assign, mortgage or pledge any property to or with the Trustee; or to make such other provisions in regard to matters or questions arising under the Indenture as shall not adversely affect the interests of the holders of any Debt Securities; or

•	to evidence and provide for the acceptance and appointment by a successor trustee.

Notwithstanding the foregoing, holders of the notes shall vote as a separate class with respect to amendments, modifications or waivers affecting only the notes (including, for the avoidance of doubt, with respect to amendments to or waivers of the following covenants that will be set forth in the notes: the covenant described in the last sentence under “—Certain Covenants—SEC Reports and Reports to Holders”, the covenant described under “—Certain Covenants—Limitation on Sale of Equity Interests of Note Guarantors”, the covenant described in the first paragraph under “—Certain Covenants—Limitation on Guarantees of Debt” and the covenant described under “—Certain Covenants—Payments for Consent”, and all such covenants and provisions hereinafter referred to as, the “Additional Covenants”) and the holders of other Debt Securities shall not have any voting rights with respect to such matters as they relate to the notes.

The Guarantee Agreement will contain provisions:

•

permitting Ally, the note guarantors and the Trustee to modify or amend the Guarantee Agreement with the consent of the holders of not less than a majority in aggregate principal amount of the notes voting together as a single class provided that, without the consent of the holder of each note, no such modification shall, except with respect to the covenant described in the second paragraph under “—Certain Covenants—Merger and Consolidation,” the covenant described under “—Certain Covenants—Limitation on Liens on Assets of Note Guarantors,” the covenant described in the second paragraph under “—Certain Covenants—Limitation on Guarantees of Debt,” the covenant described under “—Certain Covenants—Limitation on Asset Sales by Note Guarantors” and the covenant described under “—Certain Covenants—Limitation on Transactions with Affiliates” and as otherwise expressly permitted, modify the note guarantees in any way adverse to the holders of the notes; and

•

permitting Ally, the note guarantors and the Trustee without the consent of the holders of the notes to (i) enter into modifications or amendments to the Guarantee Agreement to add note guarantors, (ii) provide for the assumption by a successor guarantor of the obligations under the Guarantee Agreement, (iii) release any note guarantee in accordance with the terms of the Indenture and the Guarantee Agreement, (iv) add to the covenants such further covenants, restrictions, conditions or provisions as Ally’s board of directors and the Trustee shall consider to be for the protection of the holders of notes, (v) cure any ambiguity or correct or supplement any provision contained therein which may be defective or inconsistent with any other provision contained therein, (vi) make such other provisions in regard to matters or questions arising under the Guarantee Agreement as shall not adversely affect the interests of the holders of any notes and (vii) evidence and provide for a successor trustee.

Events of Default

An event of default with respect to the notes is defined in the Indenture as being (the “Indenture Events of Default”):

•	default in payment of any principal or premium, if any;

•	default for 30 days in payment of any interest;

•

default in the performance of any other covenant in the Indenture or the notes for 30 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of Debt Securities at the time outstanding; or

•	certain events of bankruptcy, insolvency or reorganization with respect to Ally.

Furthermore, an event of default (the “Guarantee Event of Default,” and a Guarantee Event of Default or any Indenture Event of Default, an “Event of Default”) shall have occurred if at any time (a) any note guarantee of any note guarantor ceases to be in full force and effect (other than in accordance with the terms of such note guarantee and the Indenture), (b) any note guarantee of any note guarantor is declared null and void and unenforceable or found to be invalid or (c) any note guarantor asserts in writing that its note guarantee is not in effect or is not its legal, valid or binding obligation (other than by reason of release of a note guarantor from its note guarantee in accordance with the terms of the applicable Indenture and the note guarantee).

In case any of the first, second or third Indenture Events of Default above, or the Guarantee Event of Default, shall occur and be continuing with respect to the notes, the Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities affected thereby then outstanding may declare the principal amount of all of the Debt Securities affected thereby to be due and payable. In case an event of default as set out in the fourth Indenture Event of Default above shall occur and be continuing, the Trustee or the holders of not less than 25% in aggregate principal amount of all the Debt Securities then outstanding, voting as one class, may declare the principal of all outstanding Debt Securities to be due and payable. Any Event of Default with respect to the notes may be waived and a declaration of acceleration of payment rescinded by the holders of a majority in aggregate principal amount of the notes, or of all the outstanding Debt Securities, as the case may be, if sums sufficient to pay all amounts due other than amounts due upon acceleration are provided to the Trustee and all defaults are remedied. For such purposes, if the principal of all series of Debt Securities shall have been declared to be payable, all series will be treated as a single class. Ally is required to file with the Trustee annually an officers’ certificate as to the absence of certain defaults under the terms of the Indenture. The Indenture provides that the Trustee may withhold notice to the securityholders of any default, except in payment of principal, premium, if any, or interest, if it considers it in the interest of the securityholders to do so.

The holders of the notes shall vote as a separate class from the holders of the other Debt Securities with respect to any defaults or events of default or remedies relating thereto as a result of any covenants, obligations or provisions affecting only the notes, including the Additional Covenants.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the securityholders, unless such securityholders shall have offered to the Trustee reasonable indemnity satisfactory to it.

Subject to such provisions for the indemnification of the Trustee and to certain other limitations, the holders of a majority in principal amount of the Debt Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Satisfaction and Discharge

The Indenture shall cease to be of further effect with respect to the notes if at any time (a) Ally shall have delivered to the Trustee for cancellation all notes theretofore authenticated (other than any notes which shall have been destroyed, lost or stolen and which shall have been replaced or paid), or (b) all such notes not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and Ally shall deposit or cause to be deposited with the Trustee as trust funds the entire amount (other than moneys repaid by the Trustee or any paying agent to Ally) sufficient to pay at maturity or upon redemption all notes not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest due or to become due to such date of maturity or date fixed for redemption, as the case may be, and if in either case Ally shall also pay or cause to be paid all other sums payable under the Indenture by Ally with respect to the notes.

All such moneys deposited with the Trustee shall be held in trust and applied by it to the payment, either directly or through any paying agent (including Ally acting as its own paying agent), to the holders of the notes for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (and premium, if any).

Further Issues

Ally may from time to time, without notice to or the consent of the registered holders of the notes, create and issue further notes ranking equally with the notes offered by this prospectus in all respects, or in all respects except for the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes. Such further notes may be consolidated and form a single series with the notes offered by this prospectus and have the same terms as to status, redemption or otherwise as the notes offered by this prospectus.

Concerning the Trustee

The Trustee will be designated by Ally as the initial paying agent, transfer agent and registrar to the notes. The Corporate Trust Office of the Trustee is currently located at 101 Barclay Street, Floor 8W, New York, N.Y. 10286, U.S.A., Attention: Corporate Trust Administration.

The Indenture provides that the Trustee, prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in the Indenture. If any such Event of Default has occurred (which has not been cured), the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the Indenture as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Indenture also provides that the Trustee or any agent of Ally or the Trustee, in their individual or any other capacity, may become the owner or pledgee of notes with the same rights it would have if it were not the Trustee provided, however, that all moneys received by the Trustee or any paying agent shall, until used or applied as provided in the Indenture, be held in trust thereunder for the purposes for which they were received and need not be segregated from other funds except to the extent required by law.

Governing Law and Consent to Jurisdiction

The Indenture is and the notes will be governed by and will be construed in accordance with the laws of the State of New York.

BOOK-ENTRY, DELIVERY AND FORM OF NOTES

Except as set forth below, notes will be issued in registered, global form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (the “Global Notes”). The Global Notes will be deposited upon issuance with the Trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Book-Entry Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes (as defined below).

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Initially, the Trustee will act as paying agent and registrar. The notes may be presented for registration of transfer and exchange at the offices of the registrar.

Certain Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”).

Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it, ownership of interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC.

The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, premium, if any, and interest on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture governing the notes, we and the Trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, none of us, the Trustee or any of our or the Trustee’s agents has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Except for trades involving only Euroclear and Clearstream participants, interests in the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See “—Same-Day Settlement and Payment.” Transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Crossmarket transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for notes in certificated form and to distribute such notes to its Participants.

Neither we nor the Trustee nor any of our or their respective agents will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

A Global Note is exchangeable for definitive notes in registered certificated form (“Certificated Notes”) if (i) DTC notifies us that it is unwilling or unable to continue as depositary for the Global Notes and we thereupon fail to appoint a successor depositary within 90 days or (ii) we at any time determine not to have the notes represented by the Global Notes. In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon request, but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture governing the notes, and in accordance with the certification requirements set forth in the indenture governing the notes. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Same-Day Settlement and Payment

Payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Global Note holder. With respect to notes in certificated form, we will make all payments of principal, premium, if any, and interest by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC, but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Davis Polk & Wardwell LLP.

EXPERTS

The consolidated financial statements of Ally, as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K, filed on October 13, 2010, and the effectiveness of Ally’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference from the aforementioned Form 8-K and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, respectively. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses payable by Ally in connection with the sale of the securities being registered hereby.

Amount to be Paid
Registration fee	$ (a)
Printing and distribution expenses	(b)
Legal fees and expenses (including Blue Sky fees)	(b)
Trustee fees	(b)
Rating Agency fees	(b)
Accounting fees and expenses	(b)
Miscellaneous	(b)
TOTAL	$ (b)

(a)	Omitted because the registration fee is being deferred pursuant to Rule 456(b) and Rule 457(r).
(b)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or “DGCL,” empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145. Section D of Article VIII of Ally’s Certificate of Incorporation provides that Ally shall indemnify its directors and officers to the fullest extent permitted by the DGCL, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable to Ally, unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section A of Article VIII of Ally’s Certificate of Incorporation provides that no director of Ally shall be liable to the company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for any breach of such director’s duty of loyalty to the company or its stockholders, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of a law; or for any transaction from which such director derived an improper personal benefit.

The directors and officers of Ally are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act that might be incurred by them in such capacities and against which they cannot be indemnified by Ally. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this registration statement will agree to indemnify Ally’s directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Ally by or on behalf of such indemnifying party.

The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16.	Exhibits and Financial Statement Schedules

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Document
1.1*	Form of Underwriting Agreement

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2**	Form of the Senior Guaranteed Note

4.3**	Form of Guarantee Agreement

5.1**	Opinion of Davis Polk & Wardwell LLP

12.1**	Statement regarding computation of ratio of earnings to fixed charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1**	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on January 3, 2011.

ALLY FINANCIAL INC.

By:	/s/ MICHAEL A. CARPENTER
Name:	Michael A. Carpenter
Title:	Chief Executive Officer

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ MICHAEL A. CARPENTER	Chief Executive Officer and Director (Principal Executive Officer)	January 3, 2011
Name: Michael A. Carpenter

/S/ JAMES G. MACKEY	Interim Chief Financial Officer (Principal Financial Officer)	January 3, 2011
Name: James G. Mackey

/S/ DAVID J. DEBRUNNER Name: David J. DeBrunner	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	January 3, 2011

/S/ ROBERT T. BLAKELY	Director	January 3, 2011
Name: Robert T. Blakely

/S/ MAYREE C. CLARK	Director	January 3, 2011
Name: Mayree C. Clark

/S/ STEPHEN A. FEINBERG	Director	January 3, 2011
Name: Stephen A. Feinberg

Director
Name: Kim S. Fennebresque

/S/ FRANKLIN W. HOBBS	Director	January 3, 2011
Name: Franklin W. Hobbs

/S/ MARJORIE MAGNER	Director	January 3, 2011
Name: Marjorie Magner

/S/ JOHN J. STACK	Director	January 3, 2011
Name: John J. Stack

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of January, 2011.

ALLY US LLC

By:	/s/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	January 3, 2011

/S/ MARK E. NEWMAN	Director	January 3, 2011
Name: Mark E. Newman

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of January, 2011.

IB FINANCE HOLDING COMPANY, LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	January 3, 2011

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of January, 2011.

GMAC LATIN AMERICA HOLDINGS LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	January 3, 2011

/S/ DAVID LEE BRINKMAN	Director	January 3, 2011
Name: David Lee Brinkman

/S/ MARK F. BOLE	Director	January 3, 2011
Name: Mark F. Bole

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Detroit, State of Michigan, on this 3rd day of January, 2011.

GMAC CONTINENTAL LLC

By:	/S/ WILLIAM F. MUIR
Name:	William F. Muir
Title:	Vice President

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ WILLIAM F. MUIR Name: William F. Muir	Vice President and Director (Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)	January 3, 2011

/S/ MARK F. BOLE	Director	January 3, 2011
Name: Mark F. Bole

GUARANTOR SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Hague, the Netherlands on this 3rd day of January, 2011.

GMAC INTERNATIONAL HOLDINGS B.V.

By:	/S/ JACOB RONALD VAN DEN HEUVEL
Name:	Jacob Ronald van den Heuvel
Title:	Director

Each person whose signature appears below appoints Cathy L. Quenneville, as his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all additional registration statements (including amendments thereto) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ JACOB RONALD VAN DEN HEUVEL	Director (Principal Executive Officer)	January 3, 2011
Name: Jacob Ronald van den Heuvel

/S/ MARINUS WILLEM CHARLES OVERBEEKE Name: Marinus Willem Charles Overbeeke	Director (Principal Financial Officer; Principal Accounting Officer)	January 3, 2011

/S/ REINIER WILLEM VAN IERSCHOT	Director	January 3, 2011
Name: Reinier Willem van Ierschot

/S/ GEOFF MERSON	Director	January 3, 2011
Name: Geoff Merson

/S/ DONNA DICICCO	Authorized Representative in the United States	January 3, 2011
Name: Donna DiCicco

EXHIBIT INDEX

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

4.1	Form of Indenture dated as of July 1, 1982, between the Company and Bank of New York (Successor Trustee to Morgan Guaranty Trust Company of New York), relating to Debt Securities (Filed as Exhibit 4(a) to the Company’s Registration Statement No. 2-75115, incorporated herein by reference)

4.1.1	Form of First Supplemental Indenture dated as of April 1, 1986, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(g) to the Company’s Registration Statement No. 33-4653, incorporated herein by reference)

4.1.2	Form of Second Supplemental Indenture dated as of June 15, 1987, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(h) to the Company’s Registration Statement No. 33-15236, incorporated herein by reference)

4.1.3	Form of Third Supplemental Indenture dated as of September 30, 1996, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(i) to the Company’s Registration Statement No. 333-33183, incorporated herein by reference)

4.1.4	Form of Fourth Supplemental Indenture dated as of January 1, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(j) to the Company’s Registration Statement No. 333-48705, incorporated herein by reference)

4.1.5	Form of Fifth Supplemental Indenture dated as of September 30, 1998, supplementing the Indenture designated as Exhibit 4.1 (Filed as Exhibit 4(k) to the Company’s Registration Statement No. 333-75463, incorporated herein by reference)

4.2**	Form of the Senior Guaranteed Note

4.3**	Form of Guarantee Agreement

5.1**	Opinion of Davis Polk & Wardwell LLP

12.1**	Statement regarding computation of ratio of earnings to fixed charges

23.1**	Consent of Deloitte & Touche LLP

23.2**	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1**	Power of Attorney (included on the signature page of the Registration Statement)

25.1**	Statement of Eligibility of The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee, on Form T-1

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K.
**	Filed herewith.